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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, filed by XO Communications, Inc. (formerly Nextlink Communications, Inc.) (the "Company") of our report dated February 14, 2000 included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in the registration statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Vienna, Virginia
October 25, 2000